Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Digital Turbine, Inc., formerly Mandalay Digital Group, Inc., (the “Company”) of our report dated June 30, 2014, relating to our audit of the consolidated financial statement of the Company and Subsidiaries, which appears in the Annual Report on Form 10-K of the Company for the years ended March 31, 2014 and 2013.

/s/ SingerLewak LLP

Los Angeles, California

March 18, 2015